Exhibit 99.2

American Public Education, Inc. Second Quarter 2023 Results August 8, 2023 PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO

Safe Harbor Statement Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries (“APEI” or the “Company”) tha t are not historical facts are forward - looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward - looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” “potentially,” and similar words or their opposites. Forward - looki ng statements include, without limitation, statements regarding expectations for growth, registration, enrollments, revenues, net income, earnings p er share, EBITDA and Adjusted EBITDA, and plans with respect to and future impacts of recent, current and future initiatives. Forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from thos e expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: APEI’s dependence on the ef fec tiveness of its ability to attract students who persist in its institutions’ programs, the inability to effectively market the Company’s prog ram s or expand into new markets, the loss or disruption of the Company’s ability to receive funds under tuition assistance programs or the reduction, el imination, or suspension of tuition assistance, the inability to maintain enrollments from military students, effects of changes the Compan y m akes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed, the inability to ad jus t to future market demands, continued strong competition in the education market, failure to comply with regulatory and accrediting agency requi rem ents or to maintain institutional accreditation and the impacts of any actions the Company may take to prevent or correct such failure, the impact of recent regulatory rulemakings, the loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid , economic and market conditions and changes in interest rates, difficulties involving business combinations and acquisitions, the Company’s indebt edn ess and preferred stock, dependence on and the need to continue to invest in the Company’s technology infrastructure, inability to re cog nize the intended benefits of the Company’s cost savings efforts, inability to attract, retain, and develop skilled personnel, impacts of changes in management, and the risk factors described in the risk factor section and elsewhere in the Company’s annual report on Form 10 - K and in the Company’s other SEC filings. You should not place any undue reliance on any forward - looking statements. The Company undertakes n o obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information bec omes available or other events occur in the future.

2Q23 Executive Summary 3 ▪ APEI delivered revenue of $ 147.2 million, at the high end of guidance ▪ Net loss available to common of $(52.7) million and EPS per diluted common share of $(2.93) ▪ Excluding non - cash impairments, net loss available to common of $(4.5) million and EPS per diluted share of $(0.25), both above guidance ranges ▪ APEI exceeded Adjusted EBITDA guidance for 2Q23, delivering $8.8 million or by 38% ▪ 2Q23 Positive enrollment momentum continued at APUS, HCN, GSUSA, RU Online ▪ Significant NCLEX - RN improvements in 2Q23 at RU and HCN ▪ 3Q23 positive enrollment momentum, driven by RU Online and HCN • RU non - nursing +5% enrollment • HCN: +17% vs prior year period ▪ With new leadership in place, RU initiatives are gaining traction • Right - sizing cost structure to align expenses with current revenue profile 1) Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non - recurring expenses, such as severance, and non - cash expenses, such as stock compensation) is a non - GAAP financial measure. Refer to appendix for GAAP to non - GAAP reconciliation. Key Take - Aways Guidance Summary

Education Unit Updates

10% - 8% - 8% - 2% 1% 1% 3% 1% 2% 6% 7% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 APUS Registrations APUS Summary 5 *Note: 3Q23 reflects mid - point of registration guidance □ Overall margin expansion due to higher enrollments + modest price increase + improved marketing efficiencies □ Continued positive enrollment growth driven by military (+9.9%) and veteran students □ Growth with veterans leads to positive long - term contribution □ 3Q23 Registration guidance of +6% to +8% (90,600 to 92,500 registrations) Guidance Period *

Hondros Summary 6 □ 14 consecutive quarters of yr / yr enrollment growth □ 3Q23 enrollment guidance is approximately 2,800 (+17% vs. 3Q22) □ 2Q23 EBITDA was positive □ Hondros NCLEX - RN scores significantly improved 2,270 2,380 2,300 2,500 2,460 2,440 2,410 2,600 2,700 3,000 2,800 45% 36% 19% 17% 8% 3% 4% 4% 10% 22% 17% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 HCN Total Enrollment Total HCN YOY % Change

Rasmussen Summary 7 □ Permanent leadership in place; 12 of 16 new to role □ Reducing reliance on ADN program in enrollment capped markets by enrolling students in other approved nursing and allied health programs □ Efforts to improve outcomes gaining traction in 3Q23 □ Significant 2Q23 NCLEX - RN improvements at 14 campuses □ Positive total 3Q23 start – only second in two years □ RU Online fourth consecutive quarter of YoY enrollment growth □ Initiated further cost savings to right size costs to revenue levels 17,300 17,000 16,300 17,100 16,200 15,900 15,000 15,600 14,300 13,900 13,500 5% 8% - 1% - 3% - 6% - 6% - 8% - 9% - 12% - 13% - 10% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Rasmussen Total Enrollment Total Ras Enrollment YOY % Change

APEI Financial Results

Operating Income ($ in millions) 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 APUS 13.2$ 13.6$ 12.5$ 19.1$ 17.1$ 18.9$ Margin 18% 19% 18% 26% 23% 26% Rasmussen 0.9$ (146.6)$ (7.9)$ (13.0)$ (12.9)$ (77.3)$ Margin 1% -229% -13% -21% -22% -149% Hondros (1.0)$ (0.6)$ (1.4)$ (1.0)$ (1.3)$ (0.2)$ Margin -9% -5% -12% -8% -10% -2% Graduate School (1.6)$ (1.7)$ 1.6$ (0.0)$ (1.4)$ 0.7$ Margin -50% -39% 20% 0% -27% 9% Corporate (6.3)$ (6.0)$ (5.9)$ (5.4)$ (6.9)$ (7.4)$ Consolidated Operating Income 5.2$ (141.3)$ (1.0)$ (0.3)$ (5.4)$ (65.3)$ (+) Goodwill & intangible impairments -$ 144.9$ -$ 2.0$ -$ 64.0$ Consolidated Adj. Operating Income 5.2$ 3.6$ (1.0)$ 1.7$ (5.4)$ (1.3)$ Margin 3% 2% -1% 1% -4% -1% Education Unit Operating Income and Margin Profile 9 Notes: See note 9 to the financial statements included in the 2Q23 10Q. Reflects income (loss) from operations before interest, inco me taxes, and gain (loss) from acquisitions. 1 Rasmussen includes a non - cash impairment of $144.9M in 2Q22 and $64M in 2Q23. 2 Graduate School and Corporate combined comprise the Corporate & Other segment 2 1 2

# Education Unit EBITDA and Margin Profile

| EBITDA ($ in millions) | 1Q22 | 2Q22 | 3Q22 | 4Q22 | 1Q23 | 2Q23 |
|---|---|---|---|---|---|---|
| APUS | 14.9 | 15.2 | 14.1 | 20.6 | 18.5 | 20.2 |
| *Margin* | *20%* | *22%* | *21%* | *28%* | *25%* | *28%* |
| Rasmussen [1] | 7.0 | 4.5 | (1.9) | (5.0) | (6.9) | (7.1) |
| *Margin* | *10%* | *7%* | *-3%* | *-8%* | *-12%* | *-14%* |
| Hondros | (0.8) | (0.4) | (1.1) | (0.7) | (1.0) | 0.1 |
| *Margin* | *-7%* | *-3%* | *-10%* | *-6%* | *-8%* | *1%* |
| Graduate School [2] | (1.4) | (1.6) | 1.8 | 0.1 | (1.3) | 0.8 |
| *Margin* | *-46%* | *-36%* | *22%* | *2%* | *-24%* | *11%* |
| Corporate [2] | (6.3) | (6.0) | (5.9) | (5.4) | (6.9) | (7.4) |
| Consolidated EBITDA | 13.3 | 11.8 | 7.0 | 9.6 | 2.4 | 6.7 |
| (+) Adjustments | 4.0 | 2.8 | 2.5 | 5.8 | 4.6 | 2.1 |
| **Consolidated Adj. EBITDA** | **17.3** | **14.6** | **9.5** | **15.4** | **7.0** | **8.8** |
| *Margin* | *11%* | *10%* | *6%* | *10%* | *5%* | *6%* |

**American Public University System** (AMU, APU)

600 basis point improvement in margin driven by higher enrollments, select price increases, lower marketing costs and lower G&A expenses

**RASMUSSEN UNIVERSITY**

EBITDA decline and margin contraction driven by impact of lower enrollments, especially nursing, on RU's fixed operating cost structure

**HONDROS COLLEGE OF NURSING**

Increased scale and improved cost control delivering positive EBITDA and margin in 2Q23

**Graduate School USA**

Higher enrollments and contract business driving margin expansion over its large fixed cost base

*Note: See note 9 to the financial statements included in the 2Q23 10Q. Reflects income (loss) from operations before interest, income taxes, gain (loss) from acquisitions, + depreciation & amortization*
*Please refer to slide 15 and appendix for GAAP to non-GAAP reconciliation*
*[1] Rasmussen excludes a non-cash impairment of $144.9M in 2Q22 and $64M in 2Q23.*
*[2] Graduate School and Corporate combined comprise the Corporate & Other segment, as discussed in footnote 9 within the 2Q23 10Q disclosure.*

10

Revenue Summary by Education Unit 1 Graduate School includes nominal amount of corporate revenue eliminations 11 APEI Revenue » 3 of 4 Units delivering solid revenue growth » Accelerating growth at APUS, HCN and GSUSA » RU revenue declined due primarily to lower nursing enrollments in capped markets ($ in millions) 2Q22 2Q23 % Change 1H22 1H23 % Change 69.9$ 73.6$ 5% 143.0$ 147.5$ 3% 63.9$ 52.0$ -19% 131.0$ 109.4$ -16% 11.5$ 14.3$ 24% 23.0$ 27.4$ 19% 4.3$ 7.4$ 71% 7.3$ 12.5$ 71% 149.6$ 147.2$ -2% 304.4$ 296.9$ -2% 1

Capitalization & Liquidity 12 (1) Includes effective interest rate, net of hedge, for Term Loan and represents the annualized YTD 2Q23 amount for Preferred Equity ($ in millions) 12/31/2022 6/30/2023 Cash 129$ 139$ (-) Restricted cash (27) (27) Unrestricted cash 103$ 113$ Term Loan (principal) 99$ 99$ Revolver, drawn - - Total Debt 99$ 99$ Cash (net of debt) 3$ 14$ Preferred equity 40$ 40$

These statements are based on current expectations. These statements are forward - looking and actual results may differ materially. (1) APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. (2) HCN and Rasmussen student enrollment represents the total number of students enrolled in a course after the date by which stu den ts may drop a course without financial penalty. (3) Please refer to Appendix for GAAP to Non - GAAP reconciliation APEI’s 3Q23 Outlook 13 Third Quarter 2023 Guidance Full Year 2021 Guidance (Approximate) (% Yr/Yr Change) APUS Net course registrations 1 90,500 to 92,500 6% to 8% HCN Student enrollment 2 2,800 17% RU Student enrollment 2 13,500 -10% - Nursing 5,700 -25% - Non-Nursing 7,700 5% ($ in millions except EPS) APEI Consolidated revenue $148.3 to $150.3 -1% to +1% APEI Net loss available to common stockholders -$5.7 to -$4.3 n.m. APEI Adjusted EBITDA 3 $8.4 to $10.4 -11% to 10% APEI Diluted EPS -$0.32 to -$0.24 n.m.

Thank You

Education Unit Overview – Operating Income to EBITDA Reconciliation (1) See note 9 to the financial statements in the 2Q23 10Q. Reflects income (loss) from operations before interest, income taxes, an d gain / (loss) from acquisition. 15 Corporate + APEI Revenue ($ in millions) 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Revenue 73.1 69.9 68.7 73.4 74.0 73.6 Operating Income (1) 13.2 13.6 12.5 19.1 17.1 18.9 (+) D&A 1.7 1.6 1.6 1.5 1.4 1.3 EBITDA 14.9 15.2 14.1 20.6 18.5 20.2 EBITDA Margin 20.4% 21.8% 20.5% 28.1% 25.0% 27.5% Revenue 67.1 63.9 61.5 60.7 57.5 52.0 Operating Income (1) 0.9 (146.6) (7.9) (13.0) (12.9) (77.3) (+) D&A 6.1 6.2 6.0 6.0 5.9 6.2 (+) Impairment / Other - 144.9 - 2.0 - 64.0 EBITDA 7.0 4.5 (1.9) (5.0) (6.9) (7.1) EBITDA Margin 10.4% 7.1% -3.1% -8.3% -12.1% -13.6% Revenue 11.5 11.5 11.4 12.6 13.1 14.3 Operating Income (1) (1.0) (0.6) (1.4) (1.0) (1.3) (0.2) (+) D&A 0.2 0.2 0.2 0.3 0.3 0.3 EBITDA (0.8) (0.4) (1.1) (0.7) (1.0) 0.1 EBITDA Margin -6.7% -3.3% -10.0% -5.8% -7.7% 0.6% Revenue 3.0 4.3 7.8 5.7 5.1 7.4 Operating Income (1) (7.9) (7.7) (4.3) (5.4) (8.3) (6.7) (+) D&A 0.1 0.2 0.1 0.1 0.1 0.1 EBITDA (7.7) (7.6) (4.1) (5.2) (8.1) (6.6) Revenue 154.7 149.6 149.5 152.4 149.7 147.2 Operating Income (1) 5.2 (141.3) (1.0) (0.3) (5.4) (65.3) (+) D&A 8.1 8.1 8.0 7.9 7.8 8.0 (+) Impairment / Other - 144.9 - 2.0 - 64.0 EBITDA 13.3 11.8 7.0 9.6 2.4 6.7 EBITDA Margin 8.6% 7.9% 4.7% 6.3% 1.6% 4.5% (+) Adjustments 4.0 2.8 2.5 5.8 4.6 2.1 Adjusted EBITDA 17.3 14.5 9.5 15.4 7.0 8.8 Adjusted EBITDA Margin 11.2% 9.7% 6.3% 10.1% 4.7% 6.0%

Enrollment and Registration Summary 16 2Q 2023 2Q 2022 % Change APUS Registrations 88,300 83,500 6% Total Rasmussen Enrollment 13,900 15,900 -12% Rasmussen Nursing Enrollment 6,400 8,200 -22% Rasmussen Non-Nursing Enrollment 7,500 7,700 -3% HCN Enrollment 3,000 2,440 22%

American Public Education is presenting adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Net Income to Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Disclosures 17 GAAP Net Income to Adjusted EBITDA:   (in thousands, except per share data)         Net loss available to common shareholders $ (52,719) $ (110,029) $ (59,916) $ (104,696) Preferred stock dividends 1,487 - 2,944 - Net loss $ (51,232) $ (110,029) $ (56,972) $ (104,696) Income tax benefit (15,137) (35,332) (16,551) (34,292) Interest expense 1,097 3,390 2,876 6,745 Equity investment loss 4 6 9 11 Depreciation and amortization 7,953 8,119 15,709 16,267 EBITDA (57,315) (133,846) (54,929) (115,965) Impairment of goodwill and intangible assets 64,000 144,900 64,000 144,900 Adjustment to gain on acquisition - 705 - (3,828) Stock Compensation 2,068 2,350 4,292 4,706 Loss on disposals of long-lived assets 32 (9) 33 784 M&A - related professional - 437 - 1,273 Transition services - - 2,403 - Adjusted EBITDA $ 8,785 $ 14,537 $ 15,799 $ 31,870 Six Months Ended June 30, 2023 2022 The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three months ended June 30, 2023 and 2022: Three Months Ended June 30, 2023 2022

American Public Education is presenting adjusted EBITDA in connection with its GAAP outlook and urges investors to review the reconciliation of projected adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Outlook Net Income to Outlook Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Disclosures (continued) 18 GAAP Outlook Net Income to Outlook Adjusted EBITDA:   (in thousands, except per share data)     Net loss available to common stockholders $ (5,681) $ (4,281) Preferred dividends 1,488 1,488 Net loss (4,193) (2,793) Income tax benefit (1,797) (1,197) Interest expense 2,555 2,555 Depreciation and amortization 7,222 7,222 EBITDA 3,787 5,787 Stock compensation 1,796 1,796 Severance expense 2,800 2,800 Adjusted EBITDA $ 8,383 $ 10,383 The following table sets forth the reconciliation of the Company’s outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three months ending September 30, 2023: Three Months Ending September 30, 2023 Low High